Exhibit 21

                     SUBSIDIARIES OF TRUSTCO BANK CORP NY


    Trustco Bank                               Federally chartered savings bank

    ORE Subsidiary Corp.                       New York corporation

    Trustco Vermont Investment Company         Vermont corporation
    (Subsidiary of Trustco Bank)

    Trustco Realty Corp.                       New York corporation
    (Subsidiary of Trustco Vermont
    Investment Company)


Each subsidiary does business under its own name. The activities of each are described in Part I, Item 1 of Form 10-K.